UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020 (January 27, 2020)

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, CA 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MRIC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Financing Transaction

On January 29, 2020, MRI Interventions, Inc. (the “Company”) completed its previously disclosed financing transaction (the “Financing Transaction”) with PTC Therapeutics, Inc. (“PTC”), and Petrichor Opportunities Fund I LP (“Petrichor,” and together with PTC, the “Investors”), whereby the Company initially issued an aggregate principal amount of $17,500,000 of floating rate secured convertible notes to the Investors (the “Closing”) pursuant to that certain Securities Purchase Agreement, dated January 11, 2020, by and among the Company, each investor identified on the signature pages thereto, and Petrichor, as collateral agent (the “SPA”).

The Notes (as defined in the SPA) are convertible on the terms stated therein into shares of common stock, $0.01 par value per share (“Common Stock”) of the Company. Pursuant to the terms and subject to the conditions of the SPA, at any time on or prior to January 11, 2022, the Company shall have the right, but not the obligation, to request that Petrichor purchase an additional $5,000,000 in aggregate principal amount of Second Closing Notes (as defined in the SPA) and an additional $10,000,000 in aggregate principal amount of additional Third Closing Notes (as defined in the SPA).

The foregoing description of the terms and conditions of the SPA is only a summary and is qualified in its entirety by the full text of the SPA, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2020 and is incorporated by reference herein.

The Notes are secured obligations of the Company. Unless earlier converted or redeemed, the First Closing Notes will mature on the five (5)-year anniversary of the Closing, and the Second Closing Notes and Third Closing Notes, if issued, will mature on the five (5)-year anniversary of the Closing. The Notes may not be pre-paid without the consent of the holder of a Note; provided that the Company must offer to pre-pay such other holder of a Note on the same terms and conditions. The Notes accrue interest at a rate equal to the sum of (i) the greater of (x) the three (3)-month London Interbank Offered Rate (LIBOR) and (y) two percent (2%), plus (ii) an applicable margin of (1) two percent (2%) on the outstanding balance of the First Closing Notes and (2) seven percent (7%) on the outstanding balance of the Second Closing Notes and Third Closing Notes, in each case payable quarterly on the first business day of each calendar quarter. Prior to maturity, the holders of the Notes will have the right to convert all or any portion of their Notes, including any accrued but unpaid interest, into shares of Common Stock at a conversion price of $6.00 per share, subject to certain adjustments as set forth in the Notes; provided that only seventy percent (70%) of the principal amount of the Second Closing Notes and Third Closing Notes shall be convertible into shares of Common Stock.

The foregoing description of the terms and conditions of the Notes is only a summary and is qualified in its entirety by the full text of the Notes, the forms of which were filed as Exhibits 4.1, 4.2 and 4.3, to the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2020 and are incorporated by reference herein.

On January 29, 2020, the Company and the Investors entered into that certain First Omnibus Amendment to Securities Purchase Agreement and Senior Secured Promissory Notes (the “First Amendment”). Pursuant to the terms of the First Amendment, the SPA and the Notes were amended to remove certain provisions related to the Company’s obligation to seek approval by the holders of Common Stock under the listing standards of Nasdaq in connection with the issuance of Common Stock upon conversion of the Notes. The First Amendment also amended the Notes to eliminate the increase to the interest rate of the Notes in connection with a failure to obtain such stockholder approval.

The foregoing description of the terms and conditions of the First Amendment is only a summary and is qualified in its entirety by the full text of the First Amendment, the form of which is filed as Exhibit 10.2, to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the Closing of the Financing Transaction, the Company and Petrichor, in its capacity as collateral agent, entered into that certain Security Agreement, dated January 29, 2020 (the “Security Agreement”). Under the Security Agreement, the Company granted to the collateral agent, for itself and for the benefit of the Investors, a continuing security interest and lien in and to all property of the Company. Pursuant to the terms and subject to the conditions of the SPA and the Security Agreement, any future domestic subsidiary of the Company will execute and deliver a joinder supplement to the Security Agreement and agrees to guaranty the Obligations (as defined in the Security Agreement).

The foregoing description of the terms and conditions of the Security Agreement is only a summary and is qualified in its entirety by the full text of the Security Agreement, the form of which is filed as Exhibit 10.3, to this Current Report on Form 8-K and is incorporated by reference herein.

Board Observer Agreement

In connection with the Closing of the Financing Transaction, on January 29, 2020, the Company entered into that certain Board Observer Agreement with Petrichor (the “Board Observer Agreement”). The Board Observer Agreement provides that Petrichor will have the right to appoint one individual to attend and observe meetings of the board of directors of the Company (such individual, the “Observer”), subject to certain exceptions. Petrichor’s right to appoint an Observer will terminate upon the earlier of the date that (x) Petrichor no longer beneficially owns at least 100,000 shares of Common Stock (assuming, for such purpose, that any Notes held by Petrichor shall have been converted into shares of Common Stock), and (y) the date that Petrichor shall deliver written notice to the Company that Petrichor has elected to terminate its rights to designate an Observer thereunder.

The foregoing description of the terms and conditions of the Board Observer Agreement is only a summary and is qualified in its entirety by the full text of the Board Observer Agreement, the form of which is filed as Exhibit 10.4, to this Current Report on Form 8-K and is incorporated by reference herein.

Amendments to the Junior Secured Promissory Notes and Junior Security Agreement

On January 27, 2020, the Company entered into that certain Fourth Omnibus Amendment to the Junior Secured Promissory Notes due 2020 (the “Fourth Omnibus Amendment”). Pursuant to the terms of the Fourth Omnibus Amendment, each Junior Note (as defined in the Junior Secured Promissory Notes Due 2020, as amended (the “Junior Notes”)) was amended to provide that the obligations of the Company under the Junior Notes (other than payment therefore) and the lien arising under that certain Junior Security Agreement, dated as of November 5, 2010, by and between the Company and Landmark Community Bank, in its capacity as collateral agent for the ratable benefit of the registered holders of the Junior Notes (the “Junior Security Agreement”), be subordinated to the obligations of the Company under the Notes and the security interest created pursuant to that certain Security Agreement, dated as of January 29, 2020, by and among the Company and Petrichor, as collateral agent. Also on January 27, 2020, the Company entered into that certain Fourth Amendment to the Junior Security Agreement (the “Fourth Amendment”) to subordinate the security interests of the holders of Junior Notes as a result of the Financing Transaction.

The foregoing descriptions of the terms and conditions of each of the Fourth Omnibus Amendment and the Fourth Amendment are only summaries and are qualified in their entirety by the full text of each of the Fourth Omnibus Amendment and the Fourth Amendment, the forms of which are filed as Exhibits 4.4 and 10.5, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

In the Financing Transaction, the Company offered and sold its securities to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) thereunder and corresponding provisions of state securities laws. The SPA contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the SPA in determining that such exemptions were available.

Item 7.01.	Regulation FD Disclosure.

On January 29, 2020, the Company issued a press release announcing the Closing of the Financing Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note (First Closing).
4.2	Form of Senior Secured Convertible Note (Second Closing).
4.3	Form of Senior Secured Convertible Note (Third Closing).
4.4	Fourth Omnibus Amendment to the Junior Secured Promissory Notes Due 2020, dated January 27, 2020.
10.1	Securities Purchase Agreement, dated January 11, 2020, by and among MRI Interventions, Inc., each investor identified on the signature pages thereto, and Petrichor Opportunities Fund I LP, as collateral agent.
10.2	First Omnibus Amendment to Securities Purchase Agreement and Senior Secured Promissory Notes, dated January 29, 2020, by and among MRI Interventions, Inc., PTC Therapeutics, Inc., and Petrichor Opportunities Fund I LP.
10.3	Security Agreement, dated January 29, 2020, by and between MRI Interventions, Inc. and Petrichor Opportunities Fund I LP, in its capacity as collateral agent.
10.4	Board Observer Agreement, dated January 29, 2020, by and between MRI Interventions, Inc. and Petrichor Opportunities Fund I LP.
10.5	Fourth Amendment to Junior Security Agreement, dated January 27, 2020, by and between MRI Interventions, Inc. and Landmark Community Bank, in its capacity as collateral agent.
99.1	Press Release, dated January 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2020	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer